UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

BRIGHT MOUNTAIN HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6301 NW 5TH Way, Suite 1400, Fort Lauderdale, Florida 33309

(Address of principal executive offices)

954-740-2288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 8, 2013, the Company issued an aggregate of 19,047,704 shares of its restricted common stock to Jerrold D. Burden, an officer, director and principal shareholder of the Company, in exchange for the conversion of an aggregate amount of $382,632 due and owing to him from the Company for accrued rent expense, accrued salary and amounts due on convertible notes.

On February 8, 2013, the Company also issued an aggregate of 6,388,021 shares of its restricted common stock to Ronald Teblum, a former officer and existing shareholder of the Company, in exchange for the conversion of an aggregate of $137,208 due and owing to him from the Company for accrued rent expense, accrued salary and amounts due on convertible notes.

After the foregoing issuances, the Company had an aggregate of 26,822,006 shares of its common stock issued and outstanding.

The foregoing stock issuances were undertaken in connection with an Agreement entered into on February 6, 2013 between the Company and Medytox Solutions, Inc. (“Medytox”), pursuant to which the parties outlined their intent and framework for the acquisition by Medytox of a controlling interest in the Company. For more information on this potential transaction, see the Company’s Form 8-K filed on February 11, 2013.  While negotiations continue between the Company and Medytox with respect to the proposed transaction, there are no assurances that the transaction will be completed and/or consummated.

The Company claims an exemption from registration for the issuance of the subject shares afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder since the foregoing stock issuances did not involve a public offering, the Company took appropriate measures to restrict transfer by placing a restrictive legend on each stock certificate, and the recipients were “accredited investors.” No underwriters or agents were involved in the transaction and the Company paid no underwriting discounts or commissions.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit

Description

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Holdings, Inc.

Dated: April 12, 2013	By:	/s/ Jerrold D. Burden
Jerrold D. Burden/ President

3